Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

MONDOVI, Wis., January 26, 2017 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $8.3 million, or 25 cents per diluted share, for the fourth quarter of 2016 compared with $8.8 million, or 26 cents per diluted share, for the fourth quarter of 2015. Net income was $33.5 million, or $1.02 per diluted share, for the year ended December 31, 2016 compared with $35.7 million, or $1.06 per diluted share, for 2015. Results for 2015 included a gain on the disposition of facilities of $392,000 for the fourth quarter and $4.1 million for the year. Net income improved to $33.5 million in 2016 from $33.3 million, or 99 cents per diluted share, in 2015 excluding the facilities gain.

Operating revenue improved 2.3% to $172.7 million for the fourth quarter of 2016 from $168.8 million for the fourth quarter of 2015, and improved 0.9% to $671.1 million for 2016 from $665.0 million for 2015, despite lower fuel surcharges due to decreased fuel prices in 2016. Operating revenue, net of fuel surcharges, improved 2.2% to $157.4 million for the 2016 quarter from $154.0 million for the 2015 quarter, and increased 4.3% to $617.9 million for 2016 from $592.6 million for 2015. Fuel surcharge revenue increased to $15.3 million for the fourth quarter of 2016 from $14.7 million for the 2015 quarter, and decreased 26.4% to $53.2 million for 2016 from $72.3 million for 2015.

Operating expenses as a percentage of operating revenue was 91.6% for the fourth quarter of 2016 and 91.0% for the fourth quarter of 2015. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.8% for the fourth quarter of 2016. The operating ratio, net of both fuel surcharges and the gain on the facility disposition, was 90.4% for the fourth quarter of 2015.

Operating expenses as a percentage of operating revenue was 91.3% for 2016 and 90.8% for 2015. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.6% for 2016. The operating ratio, net of both fuel surcharges and the gain on the facility dispositions, was 90.4% for 2015.

Chairman and Chief Executive Officer Randolph L. Marten said, “Despite persistent softness in the freight market, which has challenged our truckload segment, we have continued to demonstrate the strength of our unique multifaceted business model by achieving our eighth consecutive year-over-year increase in quarterly operating income within each of our dedicated, intermodal and brokerage segments. We increased our average number of truckload and dedicated tractors by 226 tractors, or 9.1%, in 2016 over 2015 with the expansion of our dedicated operations. We remain confident in our ability to profitably capitalize on growth opportunities across all of our business units with our competitive position, cost control emphasis, modern fleet and strong balance sheet.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 921 dry trailers operating as of December 31, 2016. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include our discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

 MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(In thousands, except share information)	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$488	$434
Receivables:
Trade, net	69,199	70,597
Other	4,436	10,885
Prepaid expenses and other	19,307	18,134
Total current assets	93,430	100,050
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	759,553	724,597
Accumulated depreciation	(201,728)	(196,588)
Net property and equipment	557,825	528,009
Other assets	2,493	3,469
Total assets	$653,748	$631,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$41,230	$33,641
Insurance and claims accruals	19,440	16,235

Total current liabilities	60,670	49,876
Long-term debt	7,886	37,867
Deferred income taxes	147,854	134,364
Total liabilities	216,410	222,107

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 32,634,915 shares at December 31, 2016, and 32,759,806 shares at December 31, 2015, issued and outstanding	326	328
Additional paid-in capital	74,175	76,468
Retained earnings	362,837	332,625
Total stockholders’ equity	437,338	409,421
Total liabilities and stockholders’ equity	$653,748	$631,528

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2016	2015	2016	2015

Operating revenue	$172,661	$168,773	$671,144	$664,994

Operating expenses (income):
Salaries, wages and benefits	56,711	54,554	224,827	209,455
Purchased transportation	28,722	29,687	110,719	118,030
Fuel and fuel taxes	25,670	23,269	94,075	104,582
Supplies and maintenance	10,887	10,584	43,912	43,319
Depreciation	21,240	19,854	82,445	75,323
Operating taxes and licenses	2,367	2,729	9,099	8,914
Insurance and claims	8,978	7,279	32,223	29,252
Communications and utilities	1,586	1,539	6,287	5,886
Gain on disposition of revenue equipment	(3,040)	(741)	(10,502)	(5,584)
Gain on disposition of facilities	-	(392)	-	(4,104)
Other	5,007	5,174	19,756	18,858

Total operating expenses	158,128	153,536	612,841	603,931

Operating income	14,533	15,237	58,303	61,063

Other	443	225	1,237	372

Income before income taxes	14,090	15,012	57,066	60,691

Provision for income taxes	5,787	6,222	23,602	24,946

Net income	$8,303	$8,790	$33,464	$35,745

Basic earnings per common share	$0.25	$0.26	$1.03	$1.07

Diluted earnings per common share	$0.25	$0.26	$1.02	$1.06

Dividends declared per common share	$0.025	$0.025	$0.10	$0.10

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2016	2015	2016 vs. 2015	2016 vs. 2015
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$86,453	$85,874	$579	0.7%
Truckload fuel surcharge revenue	10,113	9,964	149	1.5
Total Truckload revenue	96,566	95,838	728	0.8

Dedicated revenue, net of fuel surcharge revenue	37,174	33,323	3,851	11.6
Dedicated fuel surcharge revenue	3,188	2,677	511	19.1
Total Dedicated revenue	40,362	36,000	4,362	12.1

Intermodal revenue, net of fuel surcharge revenue	16,155	15,599	556	3.6
Intermodal fuel surcharge revenue	1,992	2,090	(98)	(4.7)
Total Intermodal revenue	18,147	17,689	458	2.6

Brokerage revenue	17,586	19,246	(1,660)	(8.6)

Total operating revenue	$172,661	$168,773	$3,888	2.3%

Operating income:
Truckload	$7,038	$7,903	$(865)	(10.9)%
Dedicated	4,587	4,322	265	6.1
Intermodal	1,735	1,460	275	18.8
Brokerage	1,173	1,160	13	1.1
Total operating income before gain on disposition of facilities	14,533	14,845	(312)	(2.1)
Gain on disposition of facilities	-	392	(392)	(100.0)
Total operating income	$14,533	$15,237	$(704)	(4.6)%

Operating ratio:
Truckload	92.7%	91.8%
Dedicated	88.6	88.0
Intermodal	90.4	91.7
Brokerage	93.3	94.0
Consolidated operating ratio before gain on disposition of facilities	91.6%	91.2%

Consolidated operating ratio	91.6%	91.0%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2016	2015	2016 vs. 2015	2016 vs. 2015
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$339,967	$348,101	$(8,134)	(2.3)%
Truckload fuel surcharge revenue	35,884	50,260	(14,376)	(28.6)
Total Truckload revenue	375,851	398,361	(22,510)	(5.7)

Dedicated revenue, net of fuel surcharge revenue	147,007	107,264	39,743	37.1
Dedicated fuel surcharge revenue	10,363	11,008	(645)	(5.9)
Total Dedicated revenue	157,370	118,272	39,098	33.1

Intermodal revenue, net of fuel surcharge revenue	64,508	65,877	(1,369)	(2.1)
Intermodal fuel surcharge revenue	6,982	11,081	(4,099)	(37.0)
Total Intermodal revenue	71,490	76,958	(5,468)	(7.1)

Brokerage revenue	66,433	71,403	(4,970)	(7.0)

Total operating revenue	$671,144	$664,994	$6,150	0.9%

Operating income:
Truckload	$27,438	$35,517	$(8,079)	(22.7)%
Dedicated	19,550	12,818	6,732	52.5
Intermodal	7,131	4,832	2,299	47.6
Brokerage	4,184	3,792	392	10.3
Total operating income before gain on disposition of facilities	58,303	56,959	1,344	2.4
Gain on disposition of facilities	-	4,104	(4,104)	(100.0)
Total operating income	$58,303	$61,063	$(2,760)	(4.5)%

Operating ratio:
Truckload	92.7%	91.1%
Dedicated	87.6	89.2
Intermodal	90.0	93.7
Brokerage	93.7	94.7
Consolidated operating ratio before gain on disposition of facilities	91.3%	91.4%

Consolidated operating ratio	91.3%	90.8%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Truckload Segment:
Revenue (in thousands)	$96,566	$95,838	$375,851	$398,361
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,456	$3,400	$3,427	$3,529
Average tractors(1)	1,903	1,921	1,898	1,892
Average miles per trip	608	639	623	666
Non-revenue miles percentage(2)	9.1%	9.4%	9.2%	9.4%
Total miles (in thousands)	46,786	45,098	184,281	186,268

Dedicated Segment:
Revenue (in thousands)	$40,362	$36,000	$157,370	$118,272
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,448	$3,405	$3,432	$3,433
Average tractors(1)	820	745	819	599
Average miles per trip	295	324	301	347
Non-revenue miles percentage(2)	0.8%	1.5%	0.8%	1.6%
Total miles (in thousands)	18,826	17,499	75,333	57,381

Intermodal Segment:
Revenue (in thousands)	$18,147	$17,689	$71,490	$76,958
Loads	9,273	8,639	35,947	36,404
Average tractors	76	82	76	89

Brokerage Segment:
Revenue (in thousands)	$17,586	$19,246	$66,433	$71,403
Loads	12,926	13,228	49,721	48,060

At December 31, 2016 and December 31, 2015:
Total tractors(1)	2,785	2,740
Average age of company tractors (in years)	1.4	1.5
Total trailers	4,854	4,700
Average age of company trailers (in years)	2.7	2.6
Ratio of trailers to tractors(1)	1.7	1.7

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2016	2015	2016	2015

Net cash provided by operating activities	$29,425	$26,816	$133,566	$128,238
Net cash (used for) investing activities	(28,448)	(21,555)	(97,290)	(125,081)
Net cash (used for) financing activities	(664)	(4,972)	(36,222)	(2,846)

Weighted average shares outstanding:
Basic	32,598	33,248	32,506	33,477
Diluted	32,770	33,434	32,677	33,715

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 68 and 65 tractors as of December 31, 2016 and 2015, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.